Exhibit 10.66
BUSINESS OBJECTS S.A.
2001 STOCK INCENTIVE PLAN – SUBSIDIARY STOCK INCENTIVE SUB-PLAN
RESTRICTED STOCK AWARD AGREEMENT
Subsidiary Beneficiary:
Subsidiary:
     1. Grant. Subsidiary Beneficiary has been granted an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) of this Restricted Stock Award Agreement (the “Agreement”) and subject to the terms and conditions in this Agreement and the Subsidiary Stock Incentive Sub-Plan (the “Sub-Plan”) to the 2001 Stock Incentive Plan (the “Parent Plan”). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Parent Plan and the Sub-Plan, as applicable.
     2. Company’s Obligation. Each RSU represents the right to receive one Company ADS on the vesting date. Unless and until the RSUs vest, the Subsidiary Beneficiary will have no right to receive ADSs under such RSUs. Prior to actual distribution of ADSs pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Trust, payable (if at all) only from the general assets of the Trust.
     3. Vesting Schedule. Subject to the signature by the Subsidiary Beneficiary of this Agreement within 90 calendar days from receipt by the Subsidiary Beneficiary of notification from the Subsidiary Human Resources manager of this Agreement and subject to paragraph 4 of this Agreement, the RSUs hereby awarded will vest for the benefit of the Subsidiary Beneficiary according to the vesting conditions specified in the Notice of Grant.
     4. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement, if the Subsidiary Beneficiary terminates his or her Continuous Status as a Beneficiary for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Trust.
     5. Payment Upon Vesting. Any RSUs that vest in accordance with paragraph 3 of this Agreement will be delivered to the Subsidiary Beneficiary (or in the event of the Subsidiary Beneficiary’s death, to his or her estate) in ADSs.
     6. Tax Withholding. Notwithstanding any contrary provision of this Agreement, no ADSs shall be distributed to the Subsidiary Beneficiary unless and until satisfactory arrangements (as determined by the Trustee) will have been made by the Trustee with respect to the payment of income, employment and any other taxes which the Trustee determines must be withheld with respect to such ADSs. The Trustee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Subsidiary Beneficiary to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash, (b) electing to have the Trustee withhold otherwise deliverable ADSs having a value equal to the minimum amount statutorily required to be withheld, (c) delivering to the Trustee already vested and owned ADSs having a value equal to the amount required to be withheld, or (d) selling a sufficient number of such ADSs otherwise deliverable to the Subsidiary Beneficiary through such means as the Trustee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. If the Subsidiary Beneficiary fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable ADSs otherwise are scheduled to vest pursuant to Section 3, the Subsidiary Beneficiary will permanently forfeit such ADSs and the ADSs will be returned to the Trust at no cost.
     7. Payments after Death. Any distribution or delivery to be made to the Subsidiary Beneficiary under this Agreement will, if the Subsidiary Beneficiary is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Trustee with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Trustee to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
     8. Rights as Shareholder. Neither the Subsidiary Beneficiary nor any person claiming under or through the Subsidiary Beneficiary will have any of the rights or privileges of a shareholder of the Company in respect of any ADSs deliverable hereunder unless and until certificates representing such ADSs will have been delivered to the Subsidiary Beneficiary or Subsidiary Beneficiary’s broker.
     9. Address for Notices. Any notice to be given to the Trustee under the terms of this Agreement will be addressed to the Trustee at Allecon Stock Associates, 25900 West Eleven Mile, Suite 140, Southfield, MI 48034, USA, or at such other address as the Trustee may hereafter designate in writing or electronically.
     10. Grant is Not Transferable. Except to the limited extent provided in paragraph 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     12. Additional Conditions to Issuance of Stock. If at any time the Trustee will determine, in its discretion, that the listing, registration or qualification of the ADSs upon any

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securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of ADSs to the Subsidiary Beneficiary (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Trustee.
     13. Sub-Plan Governs. This Agreement is subject to all terms and provisions of the Sub-Plan. In the event of a conflict between one or more provisions of this Agreement and the Sub-Plan, the provisions of the Sub-Plan will prevail.
     14. Subsidiary Administrator Authority. The Subsidiary Administrator will have the power to interpret the Sub-Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Sub-Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Subsidiary Administrator in good faith will be final and binding upon Subsidiary Beneficiary, the Trustee, the Subsidiary and all other interested persons. No member of the Subsidiary Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Sub-Plan or this Agreement.

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BUSINESS OBJECTS S.A.
2001 STOCK INCENTIVE PLAN
SUBSIDIARY STOCK INCENTIVE SUB-PLAN
RESTRICTED STOCK AWARD AGREEMENT
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Date of receipt of this Agreement:
Name of Subsidiary Beneficiary:
Subsidiary:
     You have been granted a number of RSUs set forth below. Each such RSU is equivalent to one ADS of the Company. None of the RSUs will be issued (nor will you have the rights of a shareholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:
Grant number:
Date of Grant
Number of RSU
Expiration Date:
Vesting conditions:
     The vesting schedule and conditions of RSUs granted to the Subsidiary Beneficiary could be accelerated and/or amended in compliance with the terms and conditions of the eventual change in control settlement agreements signed by the Subsidiary Beneficiary.
     By your signature, you agree that these RSUs are granted under and governed by the terms and conditions of the Sub- Plan and this Agreement. Moreover, by signing this Agreement you acknowledge receipt of the rules of the Sub-Plan and of this Agreement, you represent that you have reviewed the Sub-Plan and this Agreement in their entirety, had the opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Sub-Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Subsidiary Administrator upon any questions relating to the Sub-Plan and Agreement. You further agree to notify the Trustee upon any change in the residence address indicated above. You acknowledge and agree that these RSUs and the associated vesting conditions do not constitute an express or implied promise of continued employment and shall not interfere in any way with your right or the Subsidiary’s right to terminate your employment at any time. Further, the benefits, if any, arising from your RSUs, shall not form any part of your wages, pay or remuneration or count as wages, pay or remuneration for pension fund or other purposes. In no circumstances shall you, on ceasing to hold your office or employment, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Sub-Plan, which you might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.
     The Sub-Plan is incorporated herein by reference. The Sub-Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements with respect to the subject matter hereof, and August not be modified adversely to your interest except by means of a writing signed by you and the Trustee.

SUBSIDIARY BENEFICIARY:	SUB-PLAN TRUST:

Signature

Print Name	James McBride, Trustee

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